SELIGMAN


                                   The Seligman
                                   NEW
                                   TECHNOLOGIES
                                   FUND

                                   IRA Set-Up Kit

                                   o    Account Application
                                   o    Rollover/Transfer/Conversion Form
                                   o    Distribution Form
                                   o    Disclosure Statement
                                   o    Custodial Agreement

                                   Traditional IRA o Roth IRA

                                   ----------------------------
                                   FOR SELIGMAN EMPLOYEES ONLY
                                   ----------------------------

ESTABLISHING YOUR SELIGMAN IRA                                          SELIGMAN
--------------------------------------------------------------------------------

1.   Make all contribution checks payable to INVESTORS FIDUCIARY TRUST COMPANY.


2.   Please send all completed forms and checks to:

                            Retirement Plan Services
                             c/o Seligman Data Corp.
                                 100 Park Avenue
                               New York, NY 10017

3. Once you have established your account, 24-hour telephone access is available by dialing 800-622-4597 on your touch-tone phone. This service provides you with instant access to information, including Seligman Fund share prices, yields, your account balance, and most recent transactions.

   IF YOU HAVE ANY QUESTIONS REGARDING THE ESTABLISHMENT OF YOUR SELIGMAN IRA,
        PLEASE CALL RETIREMENT PLAN SERVICES, TOLL-FREE, AT 800-445-1777,
                   BETWEEN 8:30 AM AND 6:OO PM (EASTERN TIME).

THE SELIGMAN IRA
ACCOUNT APPLICATION                                                     SELIGMAN
--------------------------------------------------------------------------------

Please complete separate Account Applications for each type of IRA you are establishing.

Return completed forms and checks to: Retirement Plan Services, c/o Seligman Data Corp., 100 Park Avenue, New York, NY 10017. Make all checks payable to Investors Fiduciary Trust Company.

--------------------------------------------------------------------------------
1.   INVESTOR INFORMATION (please print)

Your account will be registered as:

Investors Fiduciary Trust Company,         Social Security #____________________
Custodian for

Name _____________________________         Date of Birth (required)  ___/___/___

Address __________________________         Daytime Phone _______________________

City _____________ State____ Zip _____     Evening Phone _______________________

--------------------------------------------------------------------------------
2.   ACCOUNT TYPE AND CONTRIBUTION

     o For Rollovers, Transfers, or Roth Conversion IRAs, also complete the separate Rollover/Transfer/Conversion Form.

     o Distributions from qualified plans such as 401(k) and 403(b) are not eligible for a direct rollover to a Roth IRA.

Choose one box only:

|_|  Traditional IRA

|_|  Roth Conversion IRA

|_|  Roth Contributory IRA

|_|  Rollover (Conduit) IRA

|_| Roth Combined IRA (Commingling of annual contributions and conversion amounts in one account)

Approximate Assets to Be Transferred   $________________
Contribution for Tax Year 19__         $________________   TOTAL AMOUNT
                                                           ENCLOSED $___________

--------------------------------------------------------------------------------
3.   SELIGMAN FUND CHOICE

|X|  SELIGMAN NEW TECHNOLOGIES FUND

THE  MINIMUM  INITIAL  PURCHASE  IS  $10,000.  THE  MINIMUM  SUBSEQUENT PURCHASE
IS  $1,000.   DIVIDENDS  AND  CAPITAL  GAINS  WILL  BE   AUTOMATICALLY
REINVESTED.


                                                        APPLICATION: PAGE 1 OF 2

--------------------------------------------------------------------------------
4.   BENEFICIARY DESIGNATION

I designate the individual(s) named below the Beneficiary(ies) of this IRA. I revoke all prior IRA Beneficiary designation(s), if any, made by me for these assets. I understand that I may change or add Beneficiaries at any time by written notice to the transfer agent, Seligman Data Corp. If I am not survived by my Beneficiaries named below, my Beneficiary shall be my surviving spouse. If I have no surviving spouse, my Beneficiary shall be my estate.

If there are more than two primary or contingent Beneficiaries, please attach an additional sheet and provide the requested information. Indicate if the additional Beneficiary(ies) is (are) Primary or Contingent.

If you are married and live in a community property state, and your spouse is not designated as the only Beneficiary, your spouse must sign below.

PRIMARY BENEFICIARY(IES)                                            CONTINGENT BENEFICIARY(IES)

-----------------------------------------------------------         -----------------------------------------------------------
Name                                                                Name

---------------------------------        ------/-----/-----         ---------------------------------        ------/-----/-----
Social Security Number (Required)        Date of Birth              Social Security Number (Required)        Date of Birth

---------------------------------        ------------------         ---------------------------------        ------------------
% of Account                             Relationship               % of Account                             Relationship

-----------------------------------------------------------         -----------------------------------------------------------
Address                                                             Address

-----------------------------------------------------------         -----------------------------------------------------------
City                       State                     Zip            City                       State                     Zip

-----------------------------------------------------------         -----------------------------------------------------------
Name                                                                Name

---------------------------------        ------/-----/-----         ---------------------------------        ------/-----/-----
Social Security Number (Required)        Date of Birth              Social Security Number (Required)        Date of Birth

---------------------------------        ------------------         ---------------------------------        ------------------
% of Account                             Relationship               % of Account                             Relationship

-----------------------------------------------------------         -----------------------------------------------------------
Address                                                             Address

-----------------------------------------------------------         -----------------------------------------------------------
City                       State                     Zip            City                       State                     Zip

I am the spouse of the above-named account holder. I acknowledge that I have received a full disclosure of my spouse's property and financial obligation. Due to possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian or Sponsor. I hereby consent to the designation of the Beneficiaries stated above.


---------------------------------                          ------/-------/------
Signature of Spouse                                        Date

--------------------------------------------------------------------------------
5.   INVESTOR'S SIGNATURE

I hereby establish a Seligman IRA, appoint Investors Fiduciary Trust Company as Custodian, and:

1. Acknowledge that I have received and read the current prospectus for the` Fund chosen, as well as the Seligman Traditional or Roth IRA Disclosure Statement and Custodial Agreement;

2. Acknowledge that I am responsible for determining my eligibility for the type of contribution indicated and deductibility of contributions made to my account;

3. Understand that if I am converting an existing Traditional IRA to a Roth IRA, the amount converted will be treated as taxable income (except for prior nondeductible contributions) for federal income tax purposes;

4. Certify that, under penalty of perjury, my Social Security number on this application is correct;

5. Acknowledge that I am responsible for tax consequences of distributions, including rollovers, and contributions;

6. Acknowledge that I received and read the Disclosure Statement seven (7) days prior to signing this Account Application.


---------------------------------                          ------/-------/------
INVESTOR SIGNATURE                                         DATE

                                                        APPLICATION: PAGE 2 OF 2

THE SELIGMAN IRA
IRA ROLLOVER/TRANSFER/
CONVERSION FORM                                                         SELIGMAN
--------------------------------------------------------------------------------

Complete this form if you are converting an existing Traditional IRA to a Roth IRA, transferring existing IRA assets to Seligman, or if you are directly rolling over assets distributed from an employer-sponsored retirement plan. Please attach a copy of your most recent account statement.

Please return this form, along with your completed Account Application, to Retirement Plan Services, c/o Seligman Data Corp., 100 Park Avenue, New York, NY 10017. Contact Retirement Plan Services at 800-445-1777 if you have any questions.

1.   INVESTOR INFORMATION (PLEASE PRINT)

Name  __________________                       Social Security # _______________

Date of Birth (required) ______________        Daytime Phone ___________________

--------------------------------------------------------------------------------
2.   TRANSACTION DESCRIPTION

I am completing this IRA Rollover/Transfer/Conversion Form in order to facilitate a:

|_| Rollover to a Traditional IRA from an employer-sponsored qualified retirement plan or 403(b) arrangement, or SIMPLE-IRA.

|_|  Transfer or Rollover of an existing Traditional IRA or Roth IRA.

|_| Conversion of an existing IRA to a Roth IRA. (Your modified adjusted gross income must be less than $100,000 -- single or married.)

|_| Conversion of an existing Seligman IRA to a Seligman Roth IRA. Please indicate your Account Number in Section 3 and move on to Sections 4 and 5.

--------------------------------------------------------------------------------
3.   PRIOR ACCOUNT INFORMATION

Name of Resigning Trustee, Custodian, or Former Employer________________________

Address ___________________________  City, State, Zip___________________________

Person to Contact ____________________ Telephone Number_________________________

Type of Investment:  |_|  Annuity  |_| Mutual Fund
                     |_|  CD, maturity date____________  |_|  Other_____________

Account Number  ________________________________________________________________

--------------------------------------------------------------------------------
4.   SELIGMAN FUND CHOICE

Please deposit my proceeds in my:

|_|  New Seligman Traditional IRA or Roth IRA.

|_|  New Seligman Roth Conversion IRA account.


Fund:    SELIGMAN NEW TECHNOLOGIES FUND
         ------------------------------

                                  ROLLOVER/TRANSFER/CONVERSION FORM: PAGE 1 OF 2

--------------------------------------------------------------------------------
5. TRANSFER INSTRUCTIONS

To Resigning Trustee/Custodian or Employer:

I have established a |_| Roth or |_| Roth Conversion or |_| Roth Combined or |_| Traditional Individual Retirement Account with the Seligman Group of Funds and have appointed Investors Fiduciary Trust Company as the successor Custodian. I want to initiate a Transfer or Rollover from the account described in Section 3, which your company holds for me. Please:

|_| Convert |_| all or |_| part ($__________) of my existing Seligman IRA into my new Seligman Roth Conversion IRA.

|_|  Liquidate and send |_| all or |_| part ($________) of the account in
     Section 3 to the Seligman Group of Funds either |_| immediately or |_| at maturity. Make check payable to Investors Fiduciary Trust Company, FBO _____________ (your name). I acknowledge that a penalty may apply for early withdrawals from certain types of investments.

|_| Transfer in kind (i.e., re-register) |_| all or |_| part ($________) of my shares of the Seligman Fund(s) to Investors Fiduciary Trust Company. If the account described in Section 3 contains shares of the Seligman Group of Funds, you may choose to transfer or roll them over "in kind." Only Seligman Funds may be transferred or rolled over in kind; to transfer all other assets, they must be liquidated.


-------------------------------------------------          ------/-------/------
SIGNATURE OF INVESTOR                                      DATE

--------------------------------------------------------------------------------
Signature Guarantee (Your resigning Trustee or Custodian may require your signature to be guaranteed. Contact that entity for requirements.)

Note: Some Custodians of Retirement Plans require the completion of their own forms before sending a check to Seligman.

CAUTION ABOUT COMMINGLING FUNDS: PLEASE BE ADVISED THAT IF YOU ROLL OVER FUNDS FROM A QUALIFIED PLAN OR TAX SHELTERED ANNUITY 403(b) PLAN TO A CONDUIT IRA, AND AT ANY TIME ACCEPT PAYMENTS OR FUNDS FROM ANY OTHER SOURCE INTO THE CONDUIT IRA, YOU WILL BE UNABLE TO ROLL OVER THE FUNDS FROM THE CONDUIT IRA BACK INTO A QUALIFIED PLAN OR 403(b) PLAN.
--------------------------------------------------------------------------------

TO BE COMPLETED BY PRESENT TRUSTEE/CUSTODIAN OR EMPLOYER IF INDIVIDUAL IS AGE
70 1/2 OR OLDER OR IS A SURVIVING SPOUSE BENEFICIARY (Does Not Apply to the Roth
IRA)

Pursuant to IRS Regulations, the Trustee/Custodian or Employer certifies that this transfer or direct rollover will not include any minimum amounts required to be distributed to the above-named Individual/Employee/Surviving Spouse with respect to any applicable Distribution Calendar Year.

If this is a direct rollover, the Employer certifies that this amount does not include any amount that is one of a series of substantially equal periodic payments made for the life (or life expectancy) or the joint lives (or joint life expectancies) of the employee or surviving spouse and their beneficiary or for a specified period of 10 years or more.

Date of Birth of the Designated (Measuring) Beneficiary being used to calculate minimum required distributions with respect to the distributing plan is as follows _____/______/______.

If single life or joint with non-spouse, life expectancy of the Participant |_| was |_| was not being recalculated.


---------------------------------                          ------/-------/------
Authorized Signature of Present                            Date
Trustee/Custodian or Employer
--------------------------------------------------------------------------------

               FOR OFFICE USE ONLY -- DO NOT WRITE BELOW THIS LINE
--------------------------------------------------------------------------------

TO BE COMPLETED BY THE SELIGMAN GROUP OF FUNDS:

Account Name
              ------------------------------------------------------------------

Account Number
              ------------------------------------------------------------------

TO RESIGNING TRUSTEE:

Investors Fiduciary Trust Company has established an Individual Retirement Account for the above-named account holder and will accept the transfer of account assets on a fiduciary-to-fiduciary basis.


---------------------------------                          ------/-------/------
AUTHORIZED SIGNATURE                                       DATE


                                  ROLLOVER/TRANSFER/CONVERSION FORM: PAGE 2 OF 2

THE SELIGMAN IRA
DISTRIBUTION FORM                                                       SELIGMAN
--------------------------------------------------------------------------------


Complete this form if you are requesting a distribution from a Seligman Traditional IRA, SEP-IRA, SARSEP-IRA, Rollover IRA or Roth IRA. Return the completed form to Retirement Plan Services, c/o Seligman Data Corp., 100 Park Avenue, New York, NY 10017. Contact Retirement Plan Services at 800-445-1777 if you have any questions.

--------------------------------------------------------------------------------
1.   SHAREHOLDER INFORMATION (PLEASE PRINT)

Name  __________________                       Social Security # _______________

Date of Birth __________________________       Daytime Phone ___________________

Account # ______________________________       Fund Name(s)_____________________

--------------------------------------------------------------------------------
2.   REASON FOR DISTRIBUTION (CHOOSE ONE ONLY)

|_| NORMAL DISTRIBUTION. I am age 59 1/2 or older; my distribution will be penalty-free.
     Note: If this is a distribution from a Roth IRA that has been held for fewer than five years, you may be subject to income taxes, even if you are over age 59 1/2.

|_| REQUIRED MINIMUM DISTRIBUTION. I am age 70 1/2 or older. (If you established your Seligman IRA this year, please provide the previous year-end (12/31) balance to ensure proper calculation: $_________________.)
     Note: Required Minimum Distributions do not apply to Roth IRAs.

|_| PREMATURE DISTRIBUTION. I am under age 59 1/2. I understand that my distribution may be subject to a 10% penalty imposed by the IRS in addition to ordinary income taxes.

|_| PREMATURE DISTRIBUTION (WITH EXCEPTION). I am under age 59 1/2. If these distributions represent a series of substantially equal periodic payments, I understand that if I modify the payment plan (other than by reason of my death or disability) before the later of five years or my attainment of age 59 1/2, my distribution may be subject to a 10% penalty imposed by the IRS in addition to ordinary income taxes.

|_| DISABILITY DISTRIBUTION. I certify that I am disabled within the meaning of IRC Section 72(m)(7).

|_| Death Distribution. Contact Retirement Plan Services at 800-445-1777 for instructions.

--------------------------------------------------------------------------------
3.   METHOD OF DISTRIBUTION (CHOOSE ONE ONLY)

|_|  A lump sum distribution, closing the IRA.

|_|  A partial distribution of $ ____________. or number of shares ____________.

|_|  Systematic withdrawals based upon (choose one only):

     ___ Individual Life Expectancy (Seligman will calculate your Required
         Minimum Distribution for you and recalculate annually unless otherwise instructed. Required Minimum Distribution calculations will be made for IRA holders age 70 1/2 or older only.)

     ___ Joint life expectancy with designated beneficiary. Designated beneficiary date of birth: ___/___/___. (Seligman will calculate your Required Minimum Distribution for you and recalculate annually unless otherwise instructed. Required Minimum Distribution calculation will be made for IRA holders age 70 1/2 or older only.)

     ___ Fixed, based on dollar amount $ ______________________, or number of shares ____________________.
         If you wish to have this fixed systematic withdrawal over a number of years, please specify: ___ years.

         1.   Systematic withdrawals are to be paid: |_| Monthly  |_| Quarterly
              |_| Semi-annually         |_| Annually
              Beginning the month of_____________________________.
              All systematic withdrawals are processed on the 15th calendar day of the month or prior business day, unless otherwise specified.

         2. For Required Minimum Distributions (RMD): If you elect to take your first RMD by April 1st in the year after you turn age 70 1/2, you must take the second RMD by December 31 of that same year. If applicable, systematic withdrawals for the second RMD forward are to be paid beginning the month of ______________________.

         3.   Recalculation Options (choose one only):
              |_| Recalculate Life Expectancy(ies)  |_|  Do not recalculate Life
                                                         Expectancy(ies)

-------------------------------------------------------------------------------
4.   PAYEE INFORMATION

|_| Payment to be made to me, the Shareholder, using the current name and address on file, or

|_| I wish to credit my distribution, in kind, from the above IRA to Seligman account #____________________________________
     (Please include the appropriate Account Application if this is a new Seligman account.)

|_|  I wish to have the distribution:

     ___  mailed to the below-named payee or payee bank

     ___ transferred via Automated Clearing House (ACH) to the below-named payee bank. (Attach a voided check.)

IN THE EVENT THAT THE FUND IS NOT LIQUID ENOUGH TO DISTRIBUTE YOUR FULL DISTRIBUTION AMOUNT IN CASH, PLEASE CHECK YOUR PREFERRED ALTERNATIVE:

|_|  Do not process

|_| Transfer my distribution in-kind to my Seligman account #__________________ (Please include the appropriate
     Account Application if this is a new Seligman account.)

Name of Payee or Payee Bank_____________________________________________________

Bank Account Number (if applicable)_____________________________________________

Street Address__________________________________________________________________

City _____________________________  State ____________________ Zip______________

Note: I understand that my bank must be a member of the Automated Clearing House System (ACH) in order to transfer distributions to my bank via ACH. I authorize deposits to the bank account entered above. Connection to my account using the ACH System will be activated approximately 30 days after the application is received by Seligman. If payee or address is different from the current name and address on file, the signature must be guaranteed. (See Section 6, below.)

--------------------------------------------------------------------------------
5.   Income Tax Withholding Information

I acknowledge that unless my distribution is from a Roth IRA, or I elect to have no withholding made from my IRA distributions, Seligman Data Corp., on behalf of the Custodian, will withhold a fixed 10% of the amounts to be paid to me and will immediately remit the amount withheld to the IRS. I understand that if I have a foreign address, the 10% tax withholding will automatically apply. I further understand that I may, with respect to future distributions, revoke or change my withholding election by submitting written instructions to Seligman Data Corp.

Seligman Data Corp., on behalf of the Custodian, will send any amount withheld to the IRS as a pre-payment of my tax liability. I am responsible for paying any additional taxes or penalties.

|_| I am taking a qualified distribution from a Seligman Roth IRA that I have held for at least five years. No taxes apply.

|_|  I elect not to have any amounts withheld from my IRA distributions.

|_| I elect to have _______________% (minimum of 10%) withheld from my IRA distributions.
--------------------------------------------------------------------------------
6. SIGNATURE

I hereby elect that the assets held by the Custodian in the above Individual Retirement Account(s) be paid according to the instructions on this form. Although these distributions are made in accordance with the law, they are revocable and another plan may be substituted that is also in accordance with the law. Additional amounts may be distributed from time to time upon presentation to Seligman Data Corp. written instructions in good order. I hereby release Seligman Data Corp. and the Custodian and indemnify them from any and all claims arising from Seligman Data Corp.'s or the Custodian's actions hereunder.

----------------------------------------                   ------/-------/------
Your Signature (or Beneficiary,                            DATE
if applicable)

--------------------------------------------------------------------------------
Signature Guarantee (must be guaranteed if payee is someone other than the account holder)

SIGNATURE GUARANTEE REQUIREMENT: IN THE CASE OF DEATH OR ANY REDEMPTION AMOUNT REQUEST FOR MORE THAN $50,000 OR FOR A SPECIAL PAYEE AS NOTED IN SECTION 4, THE SIGNATURE OF THE SHAREHOLDER/BENEFICIARY ON THIS FORM MUST BE GUARANTEED BY A BANK, A TRUST COMPANY, A MEMBER OF A DOMESTIC STOCK EXCHANGE, OR ANY OTHER ELIGIBLE GUARANTOR INSTITUTION. NOTARIZATION IS NOT ACCEPTABLE.

THE SELIGMAN IRA
DISCLOSURE STATEMENT
TRADITIONAL IRAS & ROTH IRAs                                            SELIGMAN

--------------------------------------------------------------------------------

PART ONE: DESCRIPTION OF TRADITIONAL IRAS

SPECIAL NOTE

Part One of the Disclosure Statement describes the rules applicable to Traditional IRAs beginning January I, 1998. IRAs described in these pages are called "Traditional IRAs" to distinguish them from the new "Roth IRAs" first available starting in 1998. Roth IRAs are described in Part Two of this Disclosure Statement.

This Part One of the Disclosure Statement describes Traditional IRAs. It does not describe Roth IRAs, a new type of IRA available starting in 1998. Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs or are adopting a Roth IRA.

YOUR TRADITIONAL IRA

This Part One contains information about your Traditional Individual Retirement Custodial Account with Seligman. A Traditional IRA gives you several tax benefits. Earnings on the assets held in your Traditional IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Traditional IRA contribution on your federal income tax return. State income tax treatment of your Traditional IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Traditional or Roth IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.

ELIGIBILITY

  WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR A TRADITIONAL IRA?

  You are eligible to establish and contribute to a Traditional IRA for a year if:

  o You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

  o You did not reach age 70 1/2 during the year.

  CAN I CONTRIBUTE TO A TRADITIONAL IRA FOR MY SPOUSE?

  For each year before the year when your spouse attains age 70 1/2 you can contribute to a separate Traditional IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Traditional IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Traditional IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

  WHEN CAN I MAKE CONTRIBUTIONS TO A TRADITIONAL IRA?

  You may make a contribution to your existing Traditional IRA or establish a new Traditional IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

  HOW MUCH CAN I CONTRIBUTE TO MY TRADITIONAL IRA?

  For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

  If you and your spouse have spousal Traditional IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Traditional IRA is $2,000 for the year.

  If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to each of your (or your spouse's) Traditional IRA and Roth IRA for a single calendar year is $2,000.

  HOW DO I KNOW IF MY CONTRIBUTION IS TAX DEDUCTIBLE?

  If your adjusted gross income exceeds a minimum level, the deductibility of your contribution depends upon whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Traditional IRA is deductible.

  If you are an active participant in an employer-sponsored plan, your Traditional IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see below).

  Similarly, the deductibility of a contribution to a Traditional IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Traditional IRA will be deductible. If your spouse is an active participant, the Traditional IRA contribution will be completely, partly or not deductible depending upon your combined income.

  An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Traditional IRA will be only partly deductible at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

  HOW DO I DETERMINE MY OR MY SPOUSE'S "ACTIVE PARTICIPANT" STATUS?

  Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

  In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Traditional IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

  WHAT ARE THE DEDUCTION RESTRICTIONS FOR ACTIVE PARTICIPANTS?

  If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Traditional IRA (or your spouse's Traditional
  IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income ("AGI"). If AGI is any amount up to the lower limit, the contribution is fully deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.

  HOW DO I CALCULATE MY DEDUCTION IF I FALL IN THE "PARTLY DEDUCTIBLE" RANGE?

  If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit (for 1998: $30,000 if single, or $50,000 if married filing jointly). The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Round this number down to the nearest $10 and then subtract this from your contribution. When you fall in the "partly deductible" range, the deductible amount is the greater of the amount calculated or $200 (provided that you contribute at least $200). If your contribution was less than $200, then the entire contribution is deductible.

FOR ACTIVE PARTICIPANTS -- 1999

                              ----------------------------------------------------------------------------------------------
                                IF YOU ARE SINGLE               IF YOU ARE MARRIED                   THEN YOUR TRADITIONAL
                                                                FILING JOINTLY                       IRA CONTRIBUTION IS

ADJUSTED GROSS INCOME           Up to Lower Limit ($31,000      Up to Lower Limit                    Fully Deductible
(AGI) LEVEL                     for 1999)                       ($51,000 for 1999)

                                                                                                     Partly Deductible
                                More than Lower Limit           More than Lower Limit But less
                                But  less than Upper Limit      than Upper Limit
                                ($41,000 for 1999)              ($61,000 for 1999)
                                                                                                     Not Deductible
                                Upper Limit or more             Upper Limit or more
                              ----------------------------------------------------------------------------------------------

The Lower Limit and the Upper Limit will change for later years. The Lower Limit and Upper Limit for these years are shown in the following table. Substitute the correct Lower Limit and Upper Limit in the table above to determine deductibility in any particular year. (Note: if you are married but filing separate returns, your Lower Limit is always zero and your Upper Limit is always $10,000).

TABLE OF LOWER AND UPPER LIMITS


YEAR                          SINGLE                   MARRIED FILING JOINTLY
                   LOWER LIMIT     UPPER LIMIT       LOWER LIMIT     UPPER LIMIT
--------------------------------------------------------------------------------
1999               $31,000           $41,000            $51,000         $61,000

2000               $32,000           $42,000            $52,000         $62,000

2001               $33,000           $43,000            $53,000         $63,000

2002               $34,000           $44,000            $54,000         $64,000

2003               $40,000           $50,000            $60,000         $70,000

2004               $45,000           $55,000            $65,000         $75,000

2005               $50,000           $60,000            $70,000         $80,000

2006               $50,000           $60,000            $75,000         $85,000

2007 and Later     $50,000           $60,000            $80,000        $100,000

  For example, assume that you make a $2,000 contribution to your Traditional IRA in 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

  1. The amount by which your AGI exceeds the lower limit of the partly-deductible range: ($57,555-$50,000) = $7,555

  2. Divide this by $10,000:   $ 7,555 = 0.7555
                               -------
                               $10,000

  3. Multiply this by your contribution limit: 0.7555 x $2,000 = $1,511

  4. Round this down to the nearest $10: = $1,510

  5. Subtract this from your contribution: ($2,000 - $1,510) = $490

  6. Your deductible contribution is the greater of this amount or $200.

  Even though part or all of your contribution is not deductible, you may still contribute to your Traditional IRA (and your spouse may contribute to your spouse's Traditional IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Traditional IRA for the year. See IRS Form 8606. Failure to file Form 8606 may result in a penalty of $50.

  HOW DO I DETERMINE MY AGI?

  AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

  WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY TRADITIONAL IRA?

  The maximum contribution you can make to a Traditional IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

  HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

  Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2.

  WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

  Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

  Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Traditional IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

  HOW ARE EXCESS CONTRIBUTIONS TREATED IF NONE OF THE PRECEDING RULES APPLY?

  Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

  Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

  ARE THE EARNINGS ON MY TRADITIONAL IRA FUNDS TAXED?

  Any dividends on or growth of the investments held in your Traditional IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Traditional IRA is revoked or you pledge your IRA as security for a loan (this is described in Part Three of this Disclosure Statement).

TRANSFERS/ROLLOVERS

  CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A TRADITIONAL IRA?

  Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to a Traditional IRA. The main exceptions are:

  o payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

  o  installment payments for a period of 10 years or more,

  o required distributions (generally the rules require distributions starting at age 70 1/2 or for certain employees starting at retirement, if later),

  o  payments of employee after-tax contributions, and

  o  hardship withdrawals from a 401(k) plan or a 403(b) arrangement.

  If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discon-tinuance, or retirement, all or part of the distribution may be transferred directly into your Traditional IRA. Your employer may elect to issue you a check made out to the new trustee or custodian instead of paying the new trustee or custodian directly. In either case, this is a called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your Traditional IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your Traditional IRA.

  The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Traditional IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

  NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and traditional rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

  The rules governing rollovers are complicated. Be sure to consult your tax advisor or the IRS if you have a question about rollovers.

  ONCE I HAVE ROLLED OVER A PLAN DISTRIBUTION INTO A TRADITIONAL IRA, CAN I SUBSEQUENTLY ROLL OVER INTO ANOTHER EMPLOYER'S QUALIFIED RETIREMENT PLAN?

  Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Traditional IRA holding it to another qualified plan. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Traditional IRAs established with rollovers from 403(b) arrangements, except that only another 403(b) arrangement may accept the rollover.

  CAN I MAKE A TRADITIONAL ROLLOVER FROM MY TRADITIONAL IRA TO ANOTHER TRADITIONAL IRA?

  You may make a rollover from one Traditional IRA to another Traditional IRA you have or you establish to receive the rollover. Such a rollover must be completed within 6o days after the withdrawal from your first Traditional IRA. After making a traditional rollover from one Traditional IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Traditional IRA custodian to transfer amounts directly to another Traditional IRA custodian; such a direct transfer does not count as a rollover.)

  WHAT HAPPENS IF I COMBINE ROLLOVER CONTRIBUTIONS WITH MY NORMAL CONTRIBUTIONS IN ONE IRA?

  If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Traditional IRAs by completing two Adoption Agreements and two sets of forms. You should consult a tax advisor before making your annual contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your annual contributions). This is because combining your annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover out of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as a Traditional IRA on the Adoption Agreement (not a Rollover IRA or Direct Rollover IRA) and make the contributions to that account.

  HOW DO ROLLOVERS AFFECT MY CONTRIBUTION OR DEDUCTION LIMITS?

  Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

  WHAT ABOUT CONVERTING MY TRADITIONAL IRA TO A ROTH IRA?

  The rules for converting a Traditional IRA to a new Roth IRA, or making a rollover from a Traditional IRA to a new Roth IRA, are described in Part Two below.

WITHDRAWALS

  WHEN CAN I MAKE WITHDRAWALS FROM MY TRADITIONAL IRA?

  You may withdraw from your Traditional IRA at any time. However, withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

  WHEN MUST I START MAKING WITHDRAWALS?

  If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70 1/2, (your "required beginning date") you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2) does not apply to Traditional IRAs.

  The minimum withdrawal amount is determined by dividing the balance in your Traditional IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax advisor for assistance.

  The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

  HOW ARE WITHDRAWALS FROM MY TRADITIONAL IRA TAXED?

  Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from a Traditional IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

  Since the purpose of a Traditional IRA is to accumulate funds for retirement, your receipt or use of any portion of your Traditional IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

  The 10% penalty tax for early withdrawal will not apply if:

  o  The distribution was a result of your death or disability.

  o The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half- time. The expenses must be incurred for education furnished in academic periods beginning after December 31, 1997.

  o The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

     There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

  o The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or joint lives or life expectancies of you and your beneficiary).

     If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1/2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Traditional IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

  o The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

  o The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been re-employed for at least 6o days.

  o Starting in the year 2000, the distribution is made pursuant to an IRS levy to pay overdue taxes.

  HOW ARE NONDEDUCTIBLE CONTRIBUTIONS TAXED WHEN THEY ARE WITHDRAWN?

  A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Traditional IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Traditional IRA contributions bear to the total balance of all your Traditional IRAs (including rollover IRAs and SEPs, but not including Roth IRAs).

  For example, assume that you made the following Traditional IRA contributions:

  YEAR                DEDUCTIBLE               NONDEDUCTIBLE
  ------------------------------------------------------------------------------
  1995                $2,000
  1996                $2,000
  1997                $1,000                      $1,000
  1998                                            $1,000
  ------------------------------------------------------------------------------
                      $5,000                      $2,000

  In addition assume that your Traditional IRA has total investment earnings through 1998 of $1,000. During 1998 you withdraw $500. Your total account balance as of 12-31-98 is $7,500 as shown below.


  Deductible Contributions                                        $5,000
  Nondeductible Contributions                                     $2,000
  Earnings on IRA                                                 $1,000
  Less 1998 Withdrawal                                            $  500
  ---------------------------------------------------------------------------
  TOTAL ACCOUNT BALANCE AS OF 12/31/98                            $7,500

  To determine the nontaxable portion of your 1998 withdrawal, the total 1998 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1998 withdrawal ($2,000). The denominator is the total account balance as of 12-31-98 ($7,500) plus the 1998 withdrawal ($500) or $8,000. The calculation is:

          Total Remaining
     Nondeductible Contributions        $2,000 x $500 = $ 125
     ---------------------------        ------
     Total Account Balance              $8,000

  Thus, $125 of the $500 withdrawal in 1998 will not be included in your taxable income. The remaining $375 will be taxable for 1998. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

  A loss in your Traditional IRA investment may be deductible at the time of the withdrawal. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.

  IS THERE A PENALTY TAX ON CERTAIN LARGE WITHDRAWALS OR ACCUMULATIONS IN MY
  IRA?

  Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401(k) or other employer retirement plans, 403(b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.

  Important: Please see Part Three below which contains important information applicable to all Seligman IRAs.

PART TWO: DESCRIPTION OF ROTH IRAS

SPECIAL NOTE

Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs beginning January I, 1998.

Roth IRAs are a new kind of IRA available for the first time in 1998. Contributions to a Roth IRA for 1997 are not permitted. Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

This Part Two does not describe Traditional IRAs. If you wish to review information about Traditional IRAs, or are adopting a Traditional IRA, please see Part One of this Disclosure Statement

YOUR ROTH IRA

Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

ELIGIBILITY

  WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR A ROTH IRA?

  You are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self-employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for Roth IRA purposes.

  In contrast to a Traditional IRA, with a Roth IRA you may continue making contributions after you reach age 70 1/2.

  CAN I CONTRIBUTE TO ROTH IRA FOR MY SPOUSE?

  If you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

  Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.

CONTRIBUTIONS

  WHEN CAN I MAKE CONTRIBUTIONS TO A ROTH IRA?

  You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year. For example, you will have until April 15, 1999 to establish and make a contribution to a Roth IRA for 1998.

  HOW MUCH CAN I CONTRIBUTE TO MY ROTH IRA?

  For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

  Your Roth IRA limit is reduced by any contributions for the same year to a Traditional IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Traditional IRA for 1998, your maximum Roth IRA contribution for 1998 will be $1,500. (NOTE: the Roth IRA contribution limit is NOT reduced by contributions made to either a SEP-IRA or a SIMPLE-IRA; salary reduction contributions by you are considered employer contributions for this purpose.)

  If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess in the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.

  As noted above, the spousal Roth IRA limits are reduced by any contributions for the same calendar year to a Traditional IRA maintained by you or your spouse.

  For taxpayers with high income levels, the contribution limits may be reduced or not permitted at all (see below).

  ARE CONTRIBUTIONS TO A ROTH IRA TAX DEDUCTIBLE?

  Contributions to a Roth IRA are not deductible. This is a major difference between Roth IRAs and Traditional IRAs. Contributions to a Traditional IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

  ARE THE EARNINGS ON MY ROTH IRA FUNDS TAXED?

  Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

  WHICH IS BETTER, A ROTH IRA OR A TRADITIONAL IRA?

  If you are eligible for both types of IRAs, this will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Traditional IRA may depend upon a number of other factors including: your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see below), how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

  Consult a qualified tax or financial advisor for assistance on this question.

  ARE THERE ANY RESTRICTIONS ON CONTRIBUTIONS TO MY ROTH IRA?

  Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:

ROTH IRA CONTRIBUTION LIMITS


                           --------------------------------------------------------------------------------
                            IF YOU ARE SINGLE          IF YOU ARE MARRIED          THEN YOU MAY MAKE
                                                       FILING JOINTLY
                           --------------------------------------------------------------------------------
ADJUSTED GROSS INCOME       Up to $95,000              Up to $150,000              Full Contribution
GROSS INCOME
(AGI) LEVEL                 $150,000 and up            More than $150,000          Reduced Contribution
                            but less than $110,000     but less than $160,000      (see explanation below)

                            $110,000 and up            $260,000 and up             Zero (No Contribution)
                           --------------------------------------------------------------------------------

Note: If you are a married taxpayer filing separately, the IRS model IRA, which assumes pending legislation will be enacted, provides that the maximum Roth contribution limit phases out at adjusted gross income levels up to $10,000.

  HOW DO I CALCULATE MY LIMIT IF I FALL IN THE "REDUCED CONTRIBUTION" RANGE?

  If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Round this number down to the nearest $10 and then subtract this from your contribution. The contribution limit is the greater of the amount calculated or $200.

  For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

  1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range:
       ($157,555 - $150,000) = $7,555

  2.   Divide this by $10,000:  $ 7,555
                                -------
                                $10,000 = 0.7555

  3.   Multiply this by $2,000 (or your compensation for the year, if less):
       0.7555 x $2,000 = $1,511

  4.   Round this down to the nearest $10 = $1,510

  5.   Subtract this from your contribution: ($2,000 - $1,510) = $490

  6.   Your contribution limit is the greater of this amount or $200.

  Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Traditional IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Traditional IRA.

  HOW DO I DETERMINE MY AGI?

  AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

  There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Traditional IRA, your AGI is reduced by the amount of the deduction. Second, if you are converting a Traditional IRA to a Roth IRA in a year (see below), the amount includible in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year or eligibility to convert a Traditional IRA to a Roth IRA.

  WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY ROTH IRA?

  The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Traditional IRA for the same year and may be further reduced if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution."

  An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

  HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

  Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies).

  WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

  Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

  Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty.

  You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1/2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

CONVERSION OF EXISTING TRADITIONAL IRA

  CAN I CONVERT AN EXISTING TRADITIONAL IRA INTO A ROTH IRA?

  Yes, you can convert an existing Traditional IRA into a Roth IRA if you meet the adjusted gross income (AGI) limits described below. Conversion may be accomplished in any of three ways: First, you can withdraw the amount you want to convert from your Traditional IRA and roll it over to a Roth IRA within 60 days. Second, you can establish a Roth IRA and then direct the custodian of your Traditional IRA to transfer the amount in your Traditional IRA you wish to convert to the new Roth IRA. Third, if you want to convert an existing Traditional IRA with IFTC as custodian to a Roth IRA, you may give us directions to convert; we will convert your existing account when the paperwork to establish your new Roth IRA is complete.

  You are eligible to convert a Traditional IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Traditional IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert. However, if you file separately and have lived apart from your spouse for the entire taxable year, you are considered not mated, and the fact that you are filing separately will not prevent you from converting.

  If you accomplish a conversion by withdrawing from your Traditional IRA and rolling over to a Roth IRA within 60 days, the requirements in the preceding sentence apply to the year of the withdrawal (even though the rollover contribution occurs in the following calendar year).

  Caution: If you have reached age 70 1/2 by the year when you convert another non-Roth IRA you own to a Roth IRA, be careful not to convert any amount that would be a required minimum distribution under the applicable age 70 1/2 rules. Under current IRS regulations, required minimum distributions may not be converted.

  WHAT HAPPENS IF I CHANGE MY MIND ABOUT CONVERTING?

  You can undo a conversion by notifying the custodian or trustee of each IRA (the custodian of the first IRA -- the Traditional IRA you converted -- and the custodian of the second IRA-- the Roth IRA that received the conversion). The amount you want to unconvert by transferring back to the first custodian is treated as if it had not been converted. This is called "recharacterization."

  If you want to recharacterize a converted amount, you must do so before the due date (including any extensions you receive) for your federal income tax return for the year of the conversion. Any net income on the amount recharacterized must accompany it back to the Traditional IRA.

  Under current IRS rules, you can recharacterize for any reason. For example, you would recharacterize if you converted early in a year and then turned out to be ineligible because your income was over the $100,000 limit. Also, if you convert and then recharacterize during a year, you can then convert to a Roth IRA a second time if you wish. Under the current IRS rules, there is no limit on the number of times you can convert, recharacterize and then convert again during a year, and no restrictions on the reasons for doing so. However, if you convert an amount more than twice in a year, any additional conversion transactions will be disregarded when determining the amount of income taxes you have to pay because of the conversion (see below).

  For example, suppose you converted a Traditional IRA with $100,000 in it to a Roth IRA early in 1998. You will owe income taxes on $100,000 (assuming the Traditional IRA held all taxable amounts). The market value of your Roth IRA declines to $80,000, so you recharacterize it back to a Traditional IRA, and then convert the Traditional IRA a second time to a Roth IRA. You will have to pay income taxes on $80,000 for the second conversion, rather than on $100,000. The value of the Roth IRA declines further and, in late 1998 the Roth IRA is worth $60,000, so you recharacterize back to a Traditional IRA and then convert it to a Roth IRA a third time. This last conversion is disregarded for income tax purposes, and you will still have to pay income taxes on $80,000 under this example.

  Note: conversions from a Traditional IRA to a Roth IRA that failed because you did not meet the eligibility requirements (more than $100,000 of AGI or married but not filing jointly) and which you then recharacterize do not count when applying these rules. Similarly, any conversions before November 1, 1998 do not count when applying these rules. (Caution: As you can see, these rules are very complex; be sure to consult a tax professional for assistance. Also, the limits on the number of conversions that will be recognized for income tax purposes apply for 1998 and 1999. After December 31, 1999, the IRS has adopted different rules on reconversions. Effective January 1, 2000, if you convert an amount from a Traditional IRA to a Roth IRA during any taxable year and then transfer the amount back to a Traditional IRA by means of recharacterization, you may not reconvert from a Traditional IRA to a Roth IRA before the beginning of the taxable year following the taxable year in which the amount was converted to a Roth IRA or, if later, the end of the 30-day period beginning on the day on which the IRA owner transfers the amount from the Roth IRA back to a Traditional IRA by means of a recharacterization. A reconversion made before the later of the beginning of the next taxable year or the end of the 30-day period that begins on the day of the recharacterization is treated as a "failed conversion" subject to correction through recharacterization back to a Traditional IRA.)

  Under current IRS rules, recharacterization is not restricted to amounts you converted from a Traditional IRA to a Roth IRA. You can, for example, make an annual contribution to a Traditional IRA and recharacterize it as a contribution to a Roth IRA, or vice versa. You must make the election to recharacterize by the due date for your tax return for the year and follow the procedures summarized above.

  WHAT ARE THE TAX RESULTS FROM CONVERTING?

  The taxable amount in your Traditional IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Traditional IRA are taxable except for your prior nondeductible contributions to the Traditional IRA.

  If you make the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001. If you want to treat all the income as 1998 income (not spread over four years), you can elect to do so on Form 8606 filed with your 1998 federal income tax return.

  If you convert a Traditional IRA (or a SEP-IRA or SIMPLE-IRA -- see below) to a Roth IRA, under IRS rules income tax withholding will apply unless you elect not to have withholding. The Adoption Agreement or the Universal IRA Transfer of Assets Form has more information about withholding. However, withholding income taxes from the amount converted (instead of paying applicable income taxes from another source) may adversely affect the anticipated financial benefits of converting. Consult your financial advisor for more information.

  CAN I CONVERT A SEP-IRA OR SIMPLE-IRA ACCOUNT TO A ROTH IRA?

  If you have a SEP-IRA as part of an employer simplified employee pension (SEP) program, or a SIMPLE-IRA as part of an employer SIMPLE-IRA program, you can convert the IRA to a Roth IRA. However, with a SIMPLE-IRA account, this can be done only after the SIMPLE-IRA account has been in existence for at least two years. You must meet the eligibility rules summarized above to convert.

  SHOULD I CONVERT MY TRADITIONAL IRA TO A ROTH IRA?

  Only you can answer this question, in consultation with your tax or financial advisors. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable. The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

TRANSFERS/ROLLOVERS

  CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A ROTH IRA?

  Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are not eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Traditional IRA and then to convert the Traditional IRA to Roth IRA (see above). Consult your tax or financial advisor for further information on this possibility.

  CAN I MAKE A ROLLOVER FROM MY ROTH IRA TO ANOTHER ROTH IRA?

  You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA custodian to transfer amounts directly to another Roth IRA custodian; such a direct transfer does not count as a rollover.)

  HOW DO ROLLOVERS AFFECT MY ROTH IRA CONTRIBUTION LIMITS?

  Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

WITHDRAWALS

  WHEN CAN I MAKE WITHDRAWALS FROM MY ROTH IRA?

  You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you (or your beneficiaries) pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

  WHEN MUST I START MAKING WITHDRAWALS?

  There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Traditional IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1/2.

  After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age 70 1/2 had you lived.

  WHAT ARE THE REQUIREMENTS FOR A TAX-FREE WITHDRAWAL?

  To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

  o  You are age 59 1/2 or older when you make the withdrawal.

  o  The withdrawal is made by your beneficiary after you die.

  o  You are disabled (as defined in IRS rules) when you make the withdrawal.

  o You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership inter-
  est in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

  There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

  For purposes of the 5-year rule, all your Roth IRAs are considered. As soon as the 5-year rule is satisfied for any Roth IRA, it is considered satisfied for all your Roth IRAs. For a Roth IRA that you started with an annual contribution, the 5-year period starts with the year for which you make the initial annual contribution. For a Roth IRA that you set up with amounts rolled over or converted from a non-Roth IRA, the 5-year period begins with the year in which the conversion or rollover was made.

  HOW ARE WITHDRAWALS FROM MY ROTH IRA TAXED IF THE TAX-FREE REQUIREMENTS ARE NOT MET?

  If the qualified withdrawal requirements are not met, the tax treatment of a withdrawal depends on the character of the amounts withdrawn. To determine this, all your Roth IRAs (if you have more than one) are treated as one, including any Roth IRA you may have established with another Roth IRA custodian. Amounts withdrawn are considered to come out in the following order:

  o  First, all annual contributions.

  o  Second, all conversion amounts (on a first-in, first-out basis).

  o  Third, earnings (including dividends and gains).

  A withdrawal treated as your own prior annual contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. A withdrawal consisting of previously taxed conversion amounts also is not considered taxable income in the year of the withdrawal, and is also not subject to the 10% premature withdrawal penalty. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includible in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty.

  As mentioned, for purposes of determining what portion of any withdrawal is includible in income, all of your Roth IRA accounts are considered as one single account. Therefore, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all prior annual contributions and, if applicable, all conversion amounts, made to all of an individual's Roth IRA accounts is withdrawn. The following example illustrates this:

  A single individual contributes $1,000 a year to his Seligman Roth IRA account and $1,000 a year to the Brand X Roth IRA account over a period of ten years. At the end of ten years his account balances are as follows:

                         PRINCIPAL CONTRIBUTIONS              EARNINGS

  Seligman Roth IRA              $10,000                        $10,000
  Brand X Roth IRA               $10,000                        $ 7,000
  ------------------------------------------------------------------------------
  TOTAL                          $20,000                        $17,000

  At the end of ten years, this person has $37,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $17,000 represents his earnings (aggregated). This individual, who is 40, withdraws the entire $17,000 from his Brand X Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions -- in this case $20,000 -- to determine if the withdrawal is from contributions, and thus non-taxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $17,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his Seligman Roth IRA, $3,000 would not be taxable (the remaining aggregate contributions) and $12,000 would be treated as taxable income for the year of the withdrawal, subject to normal income taxes and the 10% premature withdrawal penalty (unless an exception applies).

  Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.

  Amounts withdrawn may be subject to income tax withholding by the custodian unless you elect not to have withholding. See Part Three below for additional information on withholding.

  Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

  The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

  o  The withdrawal was a result of your death or disability.

  o The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

  o If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2 to the extent they were includible in your taxable income.

  o The withdrawal is used to pay eligible higher education expenses. The expenses must be incurred for education furnished in academic periods beginning after December 31, 1997. These are expenses for tuition, fees, books, and supplies required to attend an institution for post- secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

  o The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

  o The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

  o The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been re-employed for at least 60 days.

  o Starting in the year 2000, a distribution is made pursuant to an IRS levy to overdue taxes.

  There is one additional time when the 10% penalty tax may apply. If you convert an amount from a non-Roth IRA to a Roth IRA, and then make a withdrawal that is treated as coming from that converted amount within five years after the conversion, the 10% penalty applies (unless there is an exception). This rule is the one exception to the usual Roth IRA rule that, once the five year requirement is satisfied for one of your Roth IRAs, it is satisfied for all your Roth IRAs.

  SEE THE TABLE AT THE END OF THIS PART FOR A SUMMARY OF THE RULES ON WHEN WITHDRAWALS FROM YOUR ROTH IRA WILL BE SUBJECT TO INCOME TAXES OR THE 10% PENALTY TAX.

  HOW ARE THE TAX RULES AFFECTED IF I CONVERTED A NON-ROTH IRA TO A ROTH IRA IN 1998?

  If you convert a non-Roth IRA to a Roth IRA in 1998 and are spreading the taxable income over the years 1998-2001, and if you make a withdrawal during that period, special rules apply. Consult your tax advisor.

  WHAT ABOUT THE 15 PERCENT PENALTY TAX?

  The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRAs, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been REPEALED. This 15% tax no longer applies.

  TWO IMPORTANT POINTS: First, the custodian will report withdrawals from your Roth IRA to the IRS on Form 1099-R as required and will complete Form 1099-R based on your Roth IRA account with the custodian. However, since all Roth IRAs are considered together when determining the tax treatment of withdrawals, and since you may have other Roth IRAs with other custodians (about which we have no information) you have sole responsibility for correctly reporting withdrawals on your tax return. It is essential that you keep proper records and report the income taxes properly if you have multiple Roth IRAs. Second, the discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, there may be changes in pending IRS proposed regulations or further legislation on the requirements for and tax treatment of Roth IRA accounts. Therefore, you should consult your tax advisor for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

  Note: In order to facilitate proper recordkeeping and tax reporting for your Roth IRA, the service company maintaining certain account records may require you to set up separate Roth IRAs to hold annual contributions and conversion amounts. In addition, the service company may require separate Roth IRAs for conversion amounts from different calendar years. Any such requirement will be noted in the Adoption Agreement for your Roth IRA or in the instructions for opening your Roth IRA.

  Also, please see Part Three below which contains important information applicable to all Seligman IRAs.

SUMMARY OF TAX RULES FOR WITHDRAWALS

  The following table summarizes when income taxes or the 10% premature withdrawal penalty tax will apply to a withdrawal from your Roth IRA. Remember, income taxes or


------------------------------------------------------------------------------------------------------------------------------------
TYPE OF CONTRIBUTION
WITHDRAWN                        QUALIFIED WITHDRAWAL                         NOT A QUALIFIED WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
                                 (the requirements for      Exception to 10% tax applies   Exception to 10% tax does not apply
                                 a qualified withdrawal     (exceptions are listed above)
                                 are outlined above)
------------------------------------------------------------------------------------------------------------------------------------
ANNUAL CONTRIBUTION AMOUNTS                                            No income or penalty tax on withdrawal
------------------------------------------------------------------------------------------------------------------------------------
1998 CONVERSION AMOUNTS

Income taxes on amount           No income or penalty       No income or penalty           No income tax on withdrawal.
converted previously paid        tax on withdrawal.         tax on withdrawal.             Penalty tax applies if the withdrawal
(in other words, either you                                                                occurs within 5 years of conversion
paid any income taxes due                                                                  and if the withdrawal is treated as
on your 1998 tax return, or                                                                consisting of taxable amounts
you spread the income                                                                      included in the original conversion.
taxes due over 1998-2001,
but have paid them all by
the time of the withdrawal)


Income taxes on amount           N/A                        Income tax applies to          Income and penalty tax apply to
converted were spread over                                  withdrawal to the extent       withdrawal.
19 98-2001 and not fully                                    of remaining taxable
paid by the time of the                                     amount.  No penalty
withdrawal                                                  tax.
------------------------------------------------------------------------------------------------------------------------------------
1999 AND LATER CONVERSION        No income or penalty       No income or penalty           No income tax on withdrawal.
Amounts                          tax on withdrawal.         tax on withdrawal.             Penalty tax applies to taxable
                                                                                           amounts included in the conversion if
                                                                                           the withdrawal occurs within 5 years
                                                                                           of conversion.
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS, GAINS, OR GROWTH       No income or penalty       Income tax applies.            Income and penalty tax apply.
OF ACCOUNT                       tax on withdrawal.         No penalty tax.
------------------------------------------------------------------------------------------------------------------------------------

  penalties apply or not depending on the type of contribution withdrawn. This is determined under the IRS rules described above, considering all of your Roth IRAs together (including any you may maintain with another trustee or custodian). Therefore, if you have multiple Roth IRAs, the tax treatment of a withdrawal will not necessarily follow from the type of contributions held in the particular Roth IRA account you withdrew from. Also, the income and penalty tax rules for Roth IRA withdrawals are extremely complex; the table is only a summary and may not cover every possible situation. Consult the IRS or your personal tax advisor if you have a question about your individual situation.

  The table summarizes the tax rules that may apply if you withdraw from your Roth IRA. What happens if you die and your beneficiary wants to make withdrawals from the account? The following is a summary of the rules.

  o First, if you converted from a Traditional IRA to a Roth IRA in 1998, spreading the income taxes due over the 1998-2001 period, and you die before 2005, the deferred income taxes must be recognized and paid with your final income tax return for the year of death. As an exception to this rule, if your surviving spouse is the sole beneficiary of all your Roth IRAs, the spouse can elect to continue spreading the income over the remainder of the 1998-2005 period.

  o Second, if your beneficiary is not your surviving spouse, withdrawals by the beneficiary will be subject to income taxes depending on the type of contribution withdrawn as summarized in the table. However, in determining what type of contribution the beneficiary is withdrawing, any Roth IRAs the beneficiaries owns in his or her own right are not considered (this is an exception to the normal rule that all Roth IRAs are considered together). A beneficiary will not be subject to the 10% premature withdrawal penalty because withdrawals following the original owner's death are an exception to the 10% penalty tax.

  o Third, if your surviving spouse is the beneficiary, the spouse can elect either to receive withdrawals as beneficiary, or to treat your Roth IRA as the spouse's Roth IRA. If the spouse receives withdrawals as a beneficiary, the rules in the preceding paragraph generally apply to the spouse just as to any other beneficiary. If the spouse treats the Roth IRA as the spouse's own, there are a couple of special rules. First, the spouse will be treated as having had a Roth IRA for five years (one of the requirements for tax-free withdrawals) if either your Roth IRA or any of the spouse's Roth IRAs has been in effect for at least five years. Second, withdrawals will be subject to the 10% penalty tax unless an exception applies. Since the spouse has elected to treat your Roth IRA as the spouse's own Roth IRA, the exception for payments following your death will not apply.

PART THREE: RULES FOR ALL IRAS
(TRADITIONAL AND ROTH)

GENERAL INFORMATION

  IRA REQUIREMENTS

  All IRAs must meet certain requirements. Contributions (other than rollover contributions) must be made in cash. The IRA trustee or custodian must be a bank, savings and loan, or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

  MAY I REVOKE MY IRA?

  You may revoke a newly established Traditional or Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Traditional or Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

  To revoke your Traditional or Roth IRA, mail or deliver a written notice of revocation to Seligman Retirement Services at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Traditional or Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Traditional or Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

INVESTMENTS

  HOW ARE MY IRA CONTRIBUTIONS INVESTED?

  You control the investment and reinvestment of contributions to your Traditional or Roth IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your Traditional or Roth IRA or in an investment selection form provided with your Adoption Agreement or from the Fund Distributor or Service Company You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your Traditional or Roth IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Traditional or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

  Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your Traditional IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

  Because you control the selection of investments for your Traditional or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Traditional or Roth IRA cannot be guaranteed or projected.

  ARE THERE ANY RESTRICTIONS ON THE USE OF MY IRA ASSETS?

  The tax-exempt status of your Traditional or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Traditional or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1/2.

  Any investment in a collectible (for example, rare stamps) by your Traditional or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

  WHAT IS A PROHIBITED TRANSACTION?

  Generally, a prohibited transaction is any improper use of the assets in your Traditional or Roth IRA. A prohibited transaction causes loss of the entire IRA's tax exempt status. Some examples of prohibited transactions are:

  o Direct or indirect sale or exchange of property between you and your Traditional or Roth IRA.

  o Transfer of any property from your Traditional or Roth IRA to yourself or from yourself to your Traditional or Roth IRA.

  Your Traditional or Roth IRA could lose its tax-exempt status if you use all or part of your interest in your Traditional or Roth IRA as security for a loan or borrow any money from your Traditional or Roth IRA. Any portion of your Traditional or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount

FEES AND EXPENSES

  CUSTODIAN'S FEES

  The fees charged by the Custodian for maintaining either a Traditional IRA or a Roth IRA are listed in the Adoption Agreement.

  GENERAL FEE POLICIES

  o Fees may be paid by you directly, or the Custodian may deduct them from your Traditional or Roth IRA.

  o  Fees may be changed upon 30 days written notice to you.

  o The full annual maintenance fee will be charged for any calendar year during which you have a Traditional or Roth IRA with us. This fee is not prorated for periods of less than one full year.

  o If provided for in this Disclosure Statement or the Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

  o The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule, provided they are disclosed to you in advance.

  OTHER CHARGES

  o There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Traditional IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Traditional IRA or Roth IRA for a description of applicable charges.

TAX MATTERS

  WHAT IRA REPORTS DOES THE CUSTODIAN ISSUE?

  The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

  The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Traditional IRA to a Roth IRA) or regular contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

  WHAT TAX INFORMATION MUST I REPORT TO THE IRS?

  You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Traditional IRA. If your beneficiary fails to make required minimum withdrawals from your Traditional or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

  For Traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Traditional IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Traditional IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions. A $50 penalty may be assessed for each failure to fill out Form 8606.

  WHICH WITHDRAWALS ARE SUBJECT TO WITHHOLDING?

  ROTH IRA

  Federal income tax will be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not sub-ject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

  TRADITIONAL IRA

  Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Traditional IRA, unless you elect not to have tax withheld. Withdrawals from a Traditional IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ACCOUNT TERMINATION

You may terminate your Traditional IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form, or a transfer authorization form, to:

                            Retirement Plan Services
                             c/o Seligman Data Corp.
                                 100 Park Avenue
                               New York, NY 10017

Your Traditional IRA or Roth IRA with Seligman will terminate upon the first to occur of the following:

o The date your properly executed withdrawal form (as described above) withdrawing your total Traditional IRA or Roth IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

o The date the Traditional IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

o The transfer of the Traditional IRA or Roth IRA to another custodian/ trustee.

o The rollover of the amounts in the Traditional IRA or Roth IRA to another custodian/trustee.

Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your IRA upon termination of the account (other than by transfer to a successor custodian/trustee) will be treated as a withdrawal, and thus the rules relating to Traditional IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

Some mutual funds may apply redemption restrictions. Please refer to the prospectus for further details. In the case of a liquidity restriction, you may be required to transfer shares in-kind to process a withdrawal or distribution from your Traditional or Roth IRA.

IRA DOCUMENTS

  TRADITIONAL IRA

  The terms contained in Articles I to VII of Part One of the Seligman Traditional Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A (IRA Form I) for use in establishing a Traditional IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

  ROTH IRA

  The terms contained in Articles I to VII of Part Two of the Seligman Universal Individual Retirement Account Custodial Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

  Based on our legal advice relating to current tax laws and IRS meetings, IFTC believes that the use of a Universal Individual Retirement Account Information Kit such as this, containing information and documents for both a Traditional IRA or a Roth IRA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, we will forward to you new documentation for your Traditional IRA or a Roth IRA (as appropriate) for you to read and, if necessary, an appropriate new Adoption Agreement to sign. By adopting a Traditional IRA or a Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted IFTC will treat your IRA as being opened on the date your account was opened using the Adoption Agreement in this Kit.

ADDITIONAL INFORMATION

You must use a separate adoption agreement and IRS Form for Traditional and Roth IRAs, and if you wish to establish different types of Roth IRAs. For additional information you may write to the following address or call the following telephone number.

                            Retirement Plan Services
                               Seligman Data Corp.
                                 100 Park Avenue
                               New York, NY 10017
                                  800-445-1777

THE SELIGMAN IRA
CUSTODIAL AGREEMENT                                                    SELIGMAN
--------------------------------------------------------------------------------

FORM I: PROVISIONS APPLICABLE TO TRADITIONAL IRAs
        TO TRADITIONAL IRAs

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A (rev. January 1998) for use in establishing an individual retirement custodial account.

ARTICLE I.

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II.

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III.

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)
     (3), which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV.

1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a) A single-sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

         (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

         (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V.

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII.

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

FORM II: PROVISIONS APPLICABLE TO ROTH IRAs

The following provisions of Article I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA (January 1998) for use in establishing a Roth Individual Retirement Custodial Account.

ARTICLE  I.

1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

ARTICLE  IA.

The $2,000 limit described in Article I is gradually reduced to $o between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

ARTICLE  II.

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III.

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)
     (3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV.

1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

     (b) Be distributed over the life expectancy of the designated beneficiary staffing no later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in (b), distribution method
(a) will apply.

2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

ARTICLE V.

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(1) and 408A(d)(3)(E), and Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

ARTICLE VII.

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the Account Application.

PART THREE: PROVISIONS APPLICABLE TO BOTH TRADITIONAL AND ROTH IRAs.

ARTICLE VIII.

1. As used in this Article VIII the following terms have the following meanings:

     "Account" or "Custodial Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this Seligman Universal Individual Retirement Account Custodial Agreement and the Adoption Agreement signed by the Depositor. The Account may be a Traditional Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24 below.

     "Custodian" means Investors Fiduciary Trust Company.

     "Fund" means any registered investment company which is advised, sponsored or distributed by Seligman Advisors, Inc.; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.

     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

     "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

     "Sponsor" means Seligman Advisors, Inc.

2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

     The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

3. All contributions to the Custodial Account shall be in cash or if rollover IRAs, in cash or shares of mutual funds available for investment and shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to Seligman Retirement Services c/o Seligman Data Corp. (in such form as may be acceptable to Seligman) may direct.

     The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be retained to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

     All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

     Some mutual funds may have exchange or redemption restrictions which are described in the prospectus. These restrictions may require you to take a distribution or withdrawal of shares in-kind.

4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article
     VIII).

5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

     Any purchase, exchange, transfer, or redemption is subject to restrictions detailed in the Fund's prospectus.

     Any purchase, exchange, transfer, or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

     The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

8. The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

     The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

9. (a) Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code Section 4973, or a "rollover" from this Custodial Account) made earlier than age 59 1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that any applicable distribution requirements of Code Section 401(a)(9) and
         Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor and/or the Depositor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions for withdrawals to the Custodian in accordance with such method). Notwithstanding any other provision of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated.

     (b) The Depositor acknowledges (i) that any withdrawal from the Custodial Account will be reported by the Custodian in accordance with applicable IRS requirements (currently, on Form 1099-R), (ii) that the information reported by the Custodian will be based on the amounts in the Custodial Account and will not reflect any other individual retirement accounts the Depositor may own and that, consequently, the tax treatment of the withdrawal may be different than if the Depositor had no other individual retirement accounts, and (iii) that accordingly, it is the responsibility of the Depositor to maintain appropriate records so that the Depositor (or other person ordering the distribution) can correctly compute all taxes due. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment. Distributions from funds subject to redemption restrictions may be required to be made in-kind.

11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary' shall then mean the designating person's estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the US Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; after Depositor's death, it also means Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with applicable provisions of the Code.

     (b) When and after distributions from the Custodial Account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

     (c) Notwithstanding Section 3 of Article IV of Part Two above, if the Depositor's spouse is the sole Beneficiary on the Depositor's date of death, the spouse will not be treated as the Depositor if the spouse elects not to be so treated. In such event, the Custodial Account will be distributed in accordance with the other provisions of such Article IV, except that distributions to the Depositor's spouse are not required to commence until December 31 of the year in which the Depositor would have turned age 70 1/2.

12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

     (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

     (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

     (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.

13. (a) Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 6o days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the

         Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

     (b) Depositor delegates to the Custodian the Depositor's right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

         Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

     (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

     (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 60 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

     (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

     (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

     (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

     (d) Not later than May 31 after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60-day period.

     (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Fund(s) credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

     (f) Depositor shall always fully indemnify Service Company, Distributor the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or
         (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

     (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

     (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall, with prior notice to the Depositor, also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

     (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

     (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 6o days may be subject to a collection charge.

17. (a) Upon 6o days' prior written notice to the Custodian, Depositor or Seligman Retirement Services c/o Seligman Data Corp., as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 6o days' prior written notice to Seligman Retirement Services c/o Seligman Data Corp., whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian.

         In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 6o days to designate a different successor).

     (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

     (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law,

21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

     If in the Adoption Agreement Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code
     Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section.

     If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

     However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) will not render such advice.

23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

24. The legal documents governing the Custodial Account are as follows:

    (a) If in the Adoption Agreement the Depositor designated the Custodial Account as a Traditional IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.

    (b) If in the Adoption Agreement the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.

    (c) In the Adoption Agreement the Depositor must designate the Custodial Account as either a Roth IRA or a Traditional IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and Traditional IRA (through the use of subaccounts or otherwise).

    (d) The Depositor acknowledges that the Service Company may require the establishment of different Roth IRA accounts to hold annual contributions under Code Section 408A(c)(2) and to hold conversion amounts under Code Section 408A(c)(3)(B). The Service Company may also require the establishment of different Roth IRA accounts to hold amounts converted in different calendar years. If the Service Company does not require such separate account treatment, the Depositor may make annual contributions and conversion contributions to the same account.

25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

     Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

     The Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Traditional IRA or Roth IRA (but not both using a single Adoption Agreement), and this Kit complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" Adoption Agreement does not establish a valid Traditional IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.

26.  If the Depositor maintains an Individual Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of a separate Form II and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

     In accordance with the requirements of Code Section 408A(d)(6) and regulations thereunder, the Depositor may recharacterize a contribution to a Traditional IRA as a contribution to a Roth IRA, or may recharacterize a contribution to a Roth IRA as a contribution to a Traditional IRA. The Depositor agrees to observe any limitations imposed by the Service Company on the number of such transactions in any year (or any such limitations or other restrictions that may be imposed by the Service Company or the IRS).

27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

               ------------------------------------------------

               FOR MORE INFORMATION

               If you have questions about setting up your Seligman IRA, or need additional information, please contact Seligman Retirement Plan Services at 800-445-1777.

               -------------------------------------------------








                             SELIGMAN ADVISORS, INC.
                                 an affiliate of

                                     [LOGO]

                              J.& W. SELIGMAN & CO.
                                  INCORPORATED
                                ESTABLISHED 1864
                       100 Park Avenue, New York, NY 10017


     This material is authorized for use only in the case of a concurrent or prior delivery of the offering prospectus of any of the Seligman Mutual Funds eligible for the Seligman IRA. For complete information on any of the other Seligman Mutual Funds eligible for the Seligman IRA, including a prospectus that contains information about investment policies, investment risks, sales charges, and other expenses, please contact youR financial advisor or call Retirement Plan Services at 800-445-1777. Please read the prospectus carefully before you invest or send money.